Exhibit 7.01

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing Amendment No. 2 to Statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this Amendment No. 2 to Statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, and all of which counterparts together shall constitute one and the same fully executed instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of this 10th day of November, 2005.

[Signatures Follow]

/s/ Sidney R. Knafel
Sidney R. Knafel

/s/ Andrew G. Knafel
Andrew G. Knafel

/s/ Andrew G. Knafel, as Trustee
Andrew G. Knafel, as Trustee under
Trust F/B/O Andrew G. Knafel dated September 13, 1978
Trust F/B/O Douglas R. Knafel dated September 13, 1978
Trust F/B/O Andrew G. & Douglas R. Knafel dated July 16, 1976
Trust F/B/O Douglas R. Knafel dated November 6, 1983

/s/ Michael S. Willner
Michael S. Willner

/s/ James S. Marcus
James S. Marcus

/s/ Thomas L. Kempner
Thomas L. Kempner

/s/ Michael Kempner
Michael Kempner

/s/ Doris Kempner
Doris Kempner

/s/ Alan H. Kempner III
Alan H. Kempner III

/s/ John Abbot
John Abbot

/s/ Elliot Brecher
Elliot Brecher

/s/ Pamela Euler Halling
Pamela Euler Halling

/s/ Mary Rhodes
Mary Rhodes

/s/ Elizabeth Grier
Elizabeth Grier

/s/ Charles E. Dietz
Charles E. Dietz

/s/ Daniel Mannino
Daniel Mannino

/s/ Heather Wright
Heather Wright

/s/ Nancy Askin
Nancy Askin

/s/ Helen-Mae Askin
Helen-Mae Askin

/s/ Seymour R. Askin, Jr.
Seymour R. Askin, Jr.

/s/ Mara R. Bannard
Mara R. Bannard

/s/ Ann Bernhard
Ann Bernhard

/s/ Gerold Bezzenberger
Gerold Bezzenberger

/s/ Victoria Hamilton
Victoria Hamilton

/s/ K. David Isaacs
K. David Isaacs

Kaufman Family Interests LP

By:	/s/ Robert E. Kaufman
Name:	Robert E. Kaufman
Title:	President

/s/ Mercedes Kaufman, as Trustee
Mercedes Kaufman, as Trustee under Betty K. Weisberger Trust

/s/ Jeffrey A. Kaufman
Jeffrey A. Kaufman

/s/ Jonathan A. Kaufman
Jonathan A. Kaufman

/s/ John S. Scherlis
John S. Scherlis

/s/ Leonard Scherlis
Leonard Scherlis

/s/ Barbara Scherlis
Barbara Scherlis

/s/ Lillian C. Scherlis
Lillian C. Scherlis

/s/ Sophia G. Scherlis
Sophia G. Scherlis

/s/ Thomas G. Scherlis
Thomas G. Scherlis

/s/ William L. Scherlis
William L. Scherlis

/s/ Gregory B. Graff
Gregory B. Graff

/s/ John W. Hutton
John W. Hutton

/s/ James D. Morgan
James D. Morgan

/s/ Walter Kelly
Walter Kelly

/s/ Dan McComas
Dan McComas

/s/ Michael Ward, as Trustee
Michael Ward, as trustee under the Michael Coleman Kempner Trust U/A 5/19/64

/s/ Mary L. Umlauf, as Trustee
Mary L. Umlauf, as trustee under the Kathryn Kempner Poteat Trust U/A 5/19/64

/s/ Judith M. Bishop, as Trustee
Judith M. Bishop, as trustee under the Carl Loeb Kempner, Jr. Trust U/A 5/19/64

/s/ Marc Nathanson
Marc Nathanson

/s/ Arthur Shulman
Arthur Shulman

/s/ Bruce Levy
Bruce Levy